Exhibit 99.1
Ensco International Incorporated 500 North Akard Suite 4300 Dallas, TX 75201-3331 Phone: (214) 397-3000 www.enscointernational.com	News Release

Ensco International Reports Third Quarter 2009 Results Second of the ENSCO 8500 Series® Ultra-deepwater Semisubmersibles Commences Drilling

Dallas, Texas, October 21, 2009 ... Ensco International Incorporated (NYSE: ESV) reported diluted earnings per common share from continuing operations of $1.05 for third quarter 2009, compared to $2.06 per share in third quarter 2008. Earnings from discontinued operations were zero cents per share in third quarter 2009, compared to a loss of $0.09 per share a year ago. Diluted earnings per share were $1.05 in third quarter 2009, compared to $1.97 in third quarter 2008. Discontinued operations relate to rigs no longer in the Company's fleet.

Chairman, President and Chief Executive Officer Dan Rabun stated, "We recently added ENSCO 8501 to our active fleet of ultra-deepwater semisubmersibles, and we expect deepwater segment revenues to grow significantly in 2010 and 2011. We also are pleased to report that new and existing customers recently contracted several of our premium jackups. Jackup utilization is projected to rise, which will help to lessen the impact of declining day rates."

On October 14, 2009, Ensco filed a Current Report on Form 8-K with the SEC updating the Company's Annual Report on Form 10-K for the year ended December 31, 2008 to reflect the retrospective application of two accounting standards adopted on January 1, 2009, and the reclassification of ENSCO 69 as discontinued operations in 2008 and prior periods. Prior period results in this news release and the attached schedules reflect the updated amounts in the Current Report.

On September 4, 2009, the Company reported that unplanned downtime for ENSCO 7500 and ENSCO 8500 would reduce diluted earnings per share for third quarter 2009. Based on the actual downtime incurred for repairs required on these two rigs in the third quarter, earnings were reduced by $0.19 per share.

Revenues in third quarter 2009 declined to $425 million from $620 million a year ago. Average day rates increased year-to-year for the deepwater segment, but declined for the premium jackup fleet. Rig utilization in third quarter 2009 declined in all of the operating segments, compared to the prior year. Total third quarter 2009 operating expenses increased to $250 million from $247 million last year, primarily due to an increase in depreciation related to ENSCO 8500 commencing operations.

Segment Highlights Deepwater
Deepwater segment revenues grew by 131% year-to-year to $63 million in third quarter 2009, mostly driven by commencement of ENSCO 8500 operations in early-June 2009. The average deepwater rig day rate increased to $387,000 from $362,000 a year ago, however, utilization declined to 64% from 87% in third quarter 2008. Contract drilling expense increased 318% year-to-year, primarily due to adding ENSCO 8500 to the active fleet and ENSCO 7500 incurring both higher operating costs in Australia and increased mobilization expense that is deferred and recognized over the term of the contract.
Total Jackup Segments
Revenues from Ensco's worldwide premium jackup fleet totaled $363 million in third quarter 2009, down from $592 million a year ago. The decline was largely due to a decrease in utilization to 61% from 97% last year and an $8,000 decline in the average day rate to $148,000. Contract drilling expense declined 16% year-over-year, mostly due to reduced personnel and other costs related to lower utilization.

	Third Quarter

							Reconciling
	Deepwater			Total Jackup Segments			Items		Consolidated Total
			%			%					%
	2009	2008	Chng	2009	2008	Chng	2009	2008	2009	2008	Chng
($ in millions)

Revenues	$62.5	$27.1	131%	$362.9	$592.4	-39%	$--	$--	$425.4	$619.5	-31%
Operating expenses
Contract drilling	34.7	8.3	318%	148.6	176.9	-16%	--	--	183.3	185.2	-1%
Depreciation	6.5	2.3	183%	46.5	44.2	5%	0.3	0.5	53.3	47.0	13%
General and administrative	--	--	--	--	--	--	13.6	15.2	13.6	15.2	-11%

Operating income (loss)	$21.3	$16.5	29%	$167.8	$371.3	-55%	$(13.9)	$(15.7)	$175.2	$372.1	-53%

Strong Financial Position - September 30, 2009 Ensco continues to maintain a strong financial position:
•	More than $1 billion of cash and cash equivalents
•	$350 million fully available revolving credit facility
•	Long-term debt remains low at $266 million
•	Long-term debt-to-capital ratio of 5%
•	Contract backlog equals $3.3 billion

Chief Financial Officer Jay Swent commented, "Cash now exceeds $1 billion, and we expect cash generation will continue to be strong as total capital commitments for the ENSCO 8500 Series® newbuild program decline, just as deepwater segment revenues begin to rise."

Ensco will conduct a conference call at 10:00 a.m. Central Time on Thursday, October 22, 2009, to discuss third quarter 2009 results. The call will be broadcast live at www.enscointernational.com. Interested parties also may listen to the call by dialing (719) 325-4777. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available by phone for 48 hours after the call by dialing (719) 457-0820 (access code 1457791). A transcript of the call and access to the replay or MP3 download may be found at www.enscointernational.com in the Investors Section.

Ensco International Incorporated (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. With a fleet of ultra-deepwater semisubmersible and premium jackup drilling rigs, Ensco serves customers with high-quality equipment, a well-trained workforce and a strong record of safety and reliability. To learn more about Ensco, please visit our website at www.enscointernational.com.

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations, projections, confidence, schedules, or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements regarding future operations, cash generation, the impact of recently contracted premium jackups, contributions from the deepwater expansion program and expense management, industry trends or conditions and the business environment; statements regarding future levels of, or trends in, utilization, day rates, revenues, operating expenses, contract term, contract backlog, capital expenditures, insurance, financing and funding; statements regarding future construction (including construction in progress and completion thereof), enhancement, upgrade or repair of rigs and timing thereof; statements regarding future delivery, mobilization, relocation or other movement of rigs and timing thereof; statements regarding future availability or suitability of rigs and the timing thereof, and statements regarding the likely outcome of litigation, legal proceedings, investigations or insurance or other claims and timing thereof.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including: (i) industry conditions and competition, including changes in rig supply and demand or new technology, (ii) risks associated with the global economy and its impact on capital markets and liquidity, (iii) prices of oil and natural gas and their impact upon future levels of drilling activity and expenditures, (iv) further declines in rig activity, which may cause us to idle or stack additional rigs, (v) excess rig availability or supply resulting from delivery of newbuild drilling rigs, (vi) heavy concentration of our rig fleet in premium jackups, (vii) cyclical nature of the industry, (viii) worldwide expenditures for oil and natural gas drilling, (ix) the ultimate resolution of the ENSCO 69 situation in general and the potential return of the rig or package policy political risk insurance recovery in particular, (x) changes in the timing of revenue recognition resulting from the deferral of certain revenues for mobilization of our drilling rigs, time waiting on weather or time in shipyards, which are recognized over the contract term upon commencement of drilling operations, (xi) operational risks, including excessive unplanned downtime and hazards created by severe storms and hurricanes, (xii) risks associated with offshore rig operations or rig relocations in general and in foreign jurisdictions in particular, (xiii) renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (xiv) inability to collect receivables, (xv) changes in the dates new contracts actually commence, (xvi) changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service, (xvii) risks inherent to domestic and foreign shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single foreign shipyard, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, (xviii) availability of transport vessels to relocate rigs, (xix) environmental or other liabilities, risks or losses, whether related to hurricane damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future and are not covered by insurance or indemnity in whole or in part, (xx) limited availability or high cost of insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris, (xxi) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xxii) impact of current and future government laws and regulations affecting the oil and gas industry in general and our operations in particular, including taxation as well as repeal or modification of same, (xxiii) our ability to attract and retain skilled personnel, (xxiv) governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets, (xxv) terrorism or military action impacting our operations, assets or financial performance, (xxvi) outcome of litigation, legal proceedings, investigations, or insurance or other claims, (xxvii) adverse changes in foreign currency exchange rates, including their impact on the fair value measurement of our derivative financial instruments, (xxviii) potential long-lived asset or goodwill impairments, (xxix) potential reduction in fair value of our auction rate securities, and (xxx) other risks as described from time to time as Risk Factors and otherwise in the Company's SEC filings.

Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to our website at www.enscointernational.com. All information in this news release is as of today. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

Contact: Sean O'Neill Vice President - Investor Relations (214) 397-3011

ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

OPERATING REVENUES	$425.4	$619.5	$1,446.3	$1,788.8

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	183.3	185.2	524.8	566.8
Depreciation	53.3	47.0	149.8	139.4
General and administrative	13.6	15.2	41.6	41.7

	250.2	247.4	716.2	747.9

OPERATING INCOME	175.2	372.1	730.1	1,040.9

OTHER INCOME (EXPENSE), NET	3.6	(6.5)	6.2	4.8

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	178.8	365.6	736.3	1,045.7

PROVISION FOR INCOME TAXES	28.4	68.8	133.8	192.0

INCOME FROM CONTINUING OPERATIONS	150.4	296.8	602.5	853.7

DISCONTINUED OPERATIONS, NET	0.4	(13.1)	(28.2)	1.6

NET INCOME	150.8	283.7	574.3	855.3

NONCONTROLLING INTERESTS	(1.1)	(1.4)	(3.6)	(4.3)

NET INCOME ATTRIBUTABLE TO ENSCO	$149.7	$282.3	$ 570.7	$ 851.0

EARNINGS (LOSS) PER SHARE - BASIC
Continuing operations	$ 1.05	$ 2.07	$ 4.22	$ 5.91
Discontinued operations	0.00	(0.09)	(0.20)	0.01

	$ 1.05	$ 1.98	$ 4.02	$ 5.92

EARNINGS (LOSS) PER SHARE - DILUTED
Continuing operations	$ 1.05	$ 2.06	$ 4.21	$ 5.90
Discontinued operations	0.00	(0.09)	(0.20)	0.01

	$ 1.05	$ 1.97	$ 4.01	$ 5.91

NET INCOME ATTRIBUTABLE TO ENSCO COMMON SHARES - BASIC AND DILUTED	$147.8	$278.8	$ 563.7	$ 842.1

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	140.7	141.1	140.3	142.2
Diluted	140.7	141.4	140.4	142.6

ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In millions)

	September 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,017.2	$ 789.6
Accounts receivable, net of allowance of $25.1 and $20.6	341.2	482.7
Other	192.4	128.6

Total current assets	1,550.8	1,400.9

PROPERTY AND EQUIPMENT, NET	4,330.5	3,871.3

GOODWILL	336.2	336.2

LONG-TERM INVESTMENTS	60.9	64.2

OTHER ASSETS, NET	176.8	157.5

	$6,455.2	$5,830.1

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities and other	$ 385.8	$ 410.7
Current maturities of long-term debt	17.2	17.2

Total current liabilities	403.0	427.9

LONG-TERM DEBT	265.8	274.3

DEFERRED INCOME TAXES	372.0	340.5

OTHER LIABILITIES	122.9	103.8

TOTAL EQUITY	5,291.5	4,683.6

	$6,455.2	$5,830.1

ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Nine Months Ended
	September 30,
	2009	2008

OPERATING ACTIVITIES
Net income	$ 574.3	$855.3
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation expense	149.8	139.4
Other	108.6	58.0
Changes in operating assets and liabilities	105.5	(318.9)

Net cash provided by operating activities of continuing operations	938.2	733.8

INVESTING ACTIVITIES
Additions to property and equipment	(684.7)	(653.9)
Other	6.8	(33.3)

Net cash used in investing activities	(677.9)	(687.2)

FINANCING ACTIVITIES
Cash dividends paid	(10.7)	(10.7)
Proceeds from exercise of stock options	9.0	27.3
Reduction of long-term borrowings	(8.6)	(10.5)
Repurchase of common stock	(6.3)	(259.5)
Other	(5.1)	2.1

Net cash used in financing activities	(21.7)	(251.3)

Effect of exchange rate changes on cash and cash equivalents	0.3	(7.6)

Net cash (used in) provided by operating activities of discontinued operations	(11.3)	30.4

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	227.6	(181.9)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	789.6	629.5

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,017.2	$447.6

ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES OPERATING STATISTICS (Unaudited)

			Second
	Third Quarter		Quarter
	2009	2008	2009

Utilization(1)

Deepwater	64%	87%	96%

Asia Pacific	62%	96%	63%
Europe and Africa	63%	96%	87%
North and South America	57%	98%	72%

Total Jackups	61%	97%	72%

Total	61%	97%	72%

Average day rates(2)

Deepwater	$387,407	$361,612	$490,865

Asia Pacific	141,945	156,951	144,517
Europe and Africa	175,861	226,080	219,715
North and South America	132,962	102,727	119,190

Total Jackups	147,655	156,322	158,849

Total	$159,067	$160,472	$171,439

(1)	Rig utilization is derived by dividing the number of days under contract, including days associated with compensated mobilizations, by the number of days in the period.
(2)	Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues and lump sum revenues, by the aggregate number of contract days, adjusted to exclude contract days associated with certain mobilizations, demobilizations, shipyard contracts and standby contracts.